UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11th, 2015

Paradigm Resource Management Corp
(Exact name of registrant as specified in its charter)

Nevada	001-34858	98-0568076
(state or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1900 South Norfolk Street, Suite 350 San Mateo, CA	94403
(address of principal executive offices)	(zip code)

650 577-5933
(registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02	TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

On July 24th, 2013, the Company entered into an Agreement with AMSA Development Technology Co Ltd (“AMSA”) as noted in the Company’s 8K of August 7th, 2013. However, the business plans could not be effectuated as envisioned. As such, on September 10th, 2015, the Companies mutually Rescinded said Agreement.

ITEM 9.01 EXHIBITS

(d) Exhibits.

Exhibit #	Description

10.1	Rescission Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Paradigm Resource Management Corp

Dated: September 11, 2015	/s/ Takanori Ozaki
Takanori Ozaki, Director, CEO